UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 20, 2024

TRANSPHORM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41295	82-1858829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Castilian Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

(805) 456-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated January 10, 2024 (the “Merger Agreement”), by and among Renesas Electronics America Inc., a California corporation (“Parent”), Travis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Renesas Electronics Corporation, a Japanese corporation (solely for the purposes set forth in Section 9.17 of the Merger Agreement) (“Guarantor”), and Transphorm, Inc., a Delaware corporation (the “Company” or “Transphorm”).

On June 20, 2024 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2024, the Company entered into a Credit and Security Agreement (the “Credit Agreement”), among the Company, Transphorm Technology, Inc., as guarantor (“Transphorm Technology”), and Parent, as lender (the “Lender”). The Credit Agreement provides for a $35.0 million delayed draw term loan facility. The Company, Transphorm Technology and Lender entered into the First Amendment, dated as of June 13, 2024, which amended the Credit Agreement to increase the principal amount of loans available to be borrowed on or prior to June 30, 2024 by $3.0 million to an aggregate of $15.0 million and to reduce the principal amount of loans available to be borrowed after June 30, 2024 and on or prior to September 30, 2024 from $6.0 million to $3.0 million.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2024. Such exhibit is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Transphorm’s common stock, par value $0.0001 per share (the “Common Stock”) (other than certain exceptions, including shares of Common Stock held by Transphorm as treasury stock, owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time, or held by stockholders who have neither voted in favor of the Merger nor consented thereto in writing and properly demanded appraisal of such shares under Delaware law), was canceled and automatically converted into the right to receive cash in an amount equal to $5.10, without interest (the “Per Share Price”).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding award of Transphorm restricted stock units (“Company RSUs”) was treated as follows:

•

each vested Company RSU (taking into account any applicable vesting acceleration in connection with the Merger) was canceled and converted into the right to receive an amount in cash equal to, for each share of Common Stock subject to such vested Company RSU, the Per Share Price;

•

except as agreed by the affected parties, each unvested Company RSU held by U.S. employees continuing employment at the Effective Time generally was canceled and converted into the right to receive an unvested award of Guarantor restricted stock units (“Guarantor RSUs”) covering a number of shares of Guarantor common stock equal to (1) the number of the corresponding unvested Company RSUs, multiplied by (2) the Per Share Price (converted into Japanese Yen using U.S. dollar to Japanese Yen exchange rate thirty (30)-day trailing average of the closing daily exchange rates published by the Wall Street Journal (U.S. online edition), divided by (3) the Guarantor common stock price, rounded up to the nearest 100 restricted stock units (“Substitute RSUs”) with terms that are substantially the same as applied to the corresponding Company RSUs, but granted pursuant to the Guarantor Terms and Conditions on Stock Compensation and award agreement thereunder; and

•

all other unvested Company RSUs generally were canceled and converted into the right to receive, at Parent’s discretion, either Substitute RSUs or a cash payment equal to, for each share of Common Stock subject to such unvested Company RSU, the Per Share Price. Certain limited exceptions apply if the grant of Guarantor RSUs is delayed after the Effective Time, in which case in lieu of Substitute RSUs, generally any portion of the Substitute RSUs that otherwise would have vested before such grant date instead will be paid out in cash in an amount equal to, for each share of Common Stock subject to such otherwise vested portion, the Per Share Price.

Additionally, pursuant to the Merger Agreement, prior to the Effective Time, the vesting of the unvested portion of each outstanding Company RSU was accelerated in full with respect to any outstanding Company RSUs granted through July 2023, and as to 50% of the then unvested portion of any outstanding Company RSUs granted on or after August 1, 2023, but on or prior to December 31, 2023.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to acquire shares of Common Stock (a “Company Option”) was canceled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such Company Option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of Common Stock of such Company Option, less applicable taxes. Any Company Option with an exercise price per share of Common Stock greater than or equal to the Per Share Price was canceled at the Effective Time for no consideration or payment.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding warrant to acquire shares of Common Stock (a “Company Warrant”) was canceled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such Company Warrant multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of Common Stock under such Company Warrant, less applicable taxes. Any Company Warrant with an exercise price per share of Common Stock greater than or equal to the Per Share Price was canceled at the Effective Time for no consideration or payment.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2024. Such exhibit is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On June 20, 2024, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file a Form 25 Notification of Removal from Listing and/or Registration with the SEC to remove the Common Stock from listing on Nasdaq and deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

After effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to terminate the registration of the Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01) was converted into the right to receive the Per Share Price. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Price.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent paid the aggregate cash purchase price for the Common Stock, Company RSUs, Company Options and Company Warrants from cash on hand. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $345 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time, Primit Parikh, Umesh Mishra, Eiji Yatagawa, Julian Humphreys, Katharina McFarland, Kelly Smales, and Cynthia (Cindi) Moreland, each of whom was a director of the Company as of immediately prior to the Effective Time, ceased to be a director of the Company and a member of any committee of the Company’s Board of Directors. At the Effective Time, Sailesh Chittipeddi became the sole director of the Company.

Immediately after the Effective Time, Umesh Mishra and Cameron McAulay, each of whom was an officer of the Company as of immediately prior to the Effective Time, ceased serving in their respective corporate offices of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

At the Effective Time, the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached hereto as Exhibit 3.1. Such exhibit is incorporated by reference.

Pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached hereto as Exhibit 3.2. Such exhibit is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 10, 2024, among Renesas Electronics America Inc., Renesas Electronics Corporation, Travis Merger Sub, Inc. and Transphorm, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 11, 2024)*

3.1	Second Amended and Restated Certificate of Incorporation of Transphorm, Inc.

3.2	Amended and Restated Bylaws of Transphorm, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Transphorm will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Transphorm may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSPHORM, INC.

	By:	/s/ Primit Parikh
Primit Parikh
Chief Executive Officer

Date: June 20, 2024